The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
DELINQUENT

		Minimum	Maximum
Scheduled Principal Balance	$10,318,310	$6,636	$456,700
Average Scheduled Principal Balance	$72,664
Number of Mortgage Loans	142

Arrearage	$580,611	$0	$30,882

Weighted Average Gross Coupon	10.71%	7.00%	17.50%
Weighted Average FICO Score	544	436	673
Weighted Average Combined Original LTV	81.14%	19.56%	100.00%

Weighted Average Original Term	333 months	120 months	360 months
Weighted Average Stated Remaining Term	292 months	50 months	358 months
Weighted Average Seasoning	41 months	2 months	115 months

Weighted Average Gross Margin	6.896%	3.890%	10.390%
Weighted Average Minimum Interest Rate	9.076%	7.040%	13.450%
Weighted Average Maximum Interest Rate	16.076%	14.040%	20.450%
Weighted Average Initial Rate Cap	2.743%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.386%	1.000%	1.500%
Weighted Average Months to Roll	17 months	1 months	33 months

Maturity Date		Sep 12 2010	May 15 2036
Maximum Zip Code Concentration	4.43%	33029

ARM	45.84%	Cash Out Refinance	71.71%
Fixed Rate	54.16%	Purchase	14.93%
		Rate/Term Refinance	13.36%
2/28 6 MO LIBOR	26.07%
2/28 6 MO LIBOR 40/30 Balloon	15.13%	Manufactured Housing	0.40%
3/27 6 MO LIBOR	2.65%	PUD	10.36%
6 MO LIBOR	1.99%	Single Family	84.41%
Fixed Rate	48.09%	Townhouse	4.83%
Fixed Rate 30/15 Balloon	6.07%
		Investor	0.39%
Not Interest Only	100.00%	Primary	99.61%

Prepay Penalty: 0 months	48.75%	Top 5 States:
Prepay Penalty: 12 months	0.26%	Florida	15.22%
Prepay Penalty: 24 months	10.24%	Texas	11.86%
Prepay Penalty: 36 months	20.21%	Georgia	6.00%
Prepay Penalty: 48 months	0.64%	Virginia	5.77%
Prepay Penalty: 60 months	19.90%	North Carolina	5.45%

First Lien	97.99%	Bankruptcy	5.35%
Second Lien	2.01%	Not Bankruptcy	94.65%

Full Documentation	90.70%	Not Section 32	97.79%
No Income Verification	9.30%	Section 32	2.21%

NATIONSTAR 2006-B

DELINQUENT
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	68	2,165,268.76	20.98%	12.495	213	76.23	535
50,000.01 - 100,000.00	45	3,078,369.96	29.83%	11.218	282	78.58	539
100,000.01 - 150,000.00	14	1,620,826.92	15.71%	11.099	291	84.85	542
150,000.01 - 200,000.00	6	1,016,148.10	9.85%	9.801	335	84.66	551
200,000.01 - 250,000.00	5	1,101,928.86	10.68%	8.771	357	82.73	576
250,000.01 - 300,000.00	2	522,190.34	5.06%	9.063	358	85.12	553
350,000.01 - 400,000.00	1	356,876.91	3.46%	7.410	356	80.00	540
450,000.01 - 500,000.00	1	456,700.00	4.43%	8.650	358	93.20	542
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
7.000 - 7.499	5	884,798.92	8.58%	7.214	351	76.53	585
7.500 - 7.999	3	417,312.80	4.04%	7.665	332	84.98	545
8.000 - 8.499	3	362,159.07	3.51%	8.167	342	80.43	573
8.500 - 8.999	7	1,054,679.94	10.22%	8.703	326	87.44	530
9.500 - 9.999	10	1,070,325.14	10.37%	9.834	328	84.16	554
10.000 -10.499	4	729,157.10	7.07%	10.167	357	85.02	537
10.500 -10.999	17	1,142,676.44	11.07%	10.839	279	82.40	542
11.000 -11.499	10	652,793.48	6.33%	11.256	278	84.04	549
11.500 -11.999	27	1,725,117.47	16.72%	11.738	258	78.88	539
12.000 -12.499	4	244,784.14	2.37%	12.277	211	79.96	540
12.500 -12.999	11	487,565.13	4.73%	12.756	251	80.90	536
13.000 -13.499	12	365,124.98	3.54%	13.261	244	76.65	534
13.500 -13.999	12	572,782.49	5.55%	13.736	248	75.29	529
14.000 -14.499	5	223,174.60	2.16%	14.258	229	74.58	516
14.500 -14.999	8	308,950.48	2.99%	14.649	244	76.15	529
15.500 -15.999	1	27,398.71	0.27%	15.700	144	75.00	498
16.000 -16.499	2	37,000.87	0.36%	16.178	86	63.28	586
17.500 -17.999	1	12,508.09	0.12%	17.500	65	65.00	468
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	25	1,178,584.65	11.42%	11.928	260	77.77	483
500-524	32	2,312,312.84	22.41%	10.838	287	79.78	512
525-549	36	3,040,932.98	29.47%	10.594	302	83.19	539
550-574	20	1,533,164.90	14.86%	10.969	275	81.05	563
575-599	17	1,294,301.93	12.54%	9.962	312	82.04	586
600-624	7	523,026.26	5.07%	10.744	308	83.69	607
625-649	3	154,316.19	1.50%	11.019	254	75.25	636
650-674	2	281,670.10	2.73%	7.685	342	79.12	672
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	4	126,441.79	1.23%	12.366	314	27.94	525
50.00- 54.99	5	188,947.04	1.83%	10.631	224	51.49	542
55.00- 59.99	4	128,525.03	1.25%	11.883	120	58.40	541
60.00- 64.99	2	42,336.09	0.41%	11.689	214	61.15	542
65.00- 69.99	9	393,102.86	3.81%	12.338	196	67.32	555
70.00- 74.99	13	685,032.13	6.64%	12.214	282	71.55	510
75.00- 79.99	24	1,370,591.49	13.28%	11.237	272	76.36	548
80.00	22	1,986,161.58	19.25%	9.766	312	80.00	553
80.01- 84.99	13	1,138,112.16	11.03%	10.128	307	82.52	546
85.00- 89.99	18	1,388,768.38	13.46%	11.327	274	85.32	558
90.00- 94.99	24	2,706,047.14	26.23%	10.212	323	91.01	537
95.00- 99.99	3	134,891.36	1.31%	12.543	264	97.98	562
100.00	1	29,352.80	0.28%	11.500	114	100.00	511
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	2	25,999.31	0.25%	14.532	55	78.41	560
180	35	1,127,063.32	10.92%	12.484	112	72.79	540
240	11	580,831.45	5.63%	11.276	169	81.80	536
360	94	8,584,415.77	83.20%	10.430	325	82.20	546
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	1	14,361.69	0.14%	16.300	50	77.69	586
61-120	27	901,027.43	8.73%	12.632	109	73.88	539
121-180	17	655,596.21	6.35%	11.591	149	78.89	546
181-240	3	162,908.75	1.58%	10.948	182	74.76	501
241-300	46	2,799,134.43	27.13%	11.731	286	82.92	535
301-360	48	5,785,281.34	56.07%	9.800	343	81.85	551
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	8	239,672.19	2.32%	12.822	152	71.80	565
20.01 -25.00	11	509,747.88	4.94%	11.403	217	64.19	534
25.01 -30.00	10	694,486.23	6.73%	11.316	277	82.49	547
30.01 -35.00	16	953,861.25	9.24%	11.923	275	81.00	546
35.01 -40.00	23	1,693,423.65	16.41%	11.313	290	82.65	524
40.01 -45.00	24	1,764,489.28	17.10%	10.161	304	84.68	543
45.01 -50.00	39	3,661,699.12	35.49%	9.896	320	81.54	557
50.01 -55.00	11	800,930.25	7.76%	11.350	265	80.88	531
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	35	4,729,762.03	45.84%	9.524	342	83.04	552
Fixed Rate	107	5,588,547.82	54.16%	11.718	250	79.53	538
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	25	2,690,391.30	26.07%	10.139	337	83.19	541
2/28 6 MO LIBOR 40/30 Balloon	5	1,560,696.91	15.13%	7.861	358	84.29	577
3/27 6 MO LIBOR	2	273,025.77	2.65%	10.984	345	78.97	519
6 MO LIBOR	3	205,648.05	1.99%	12.146	289	76.94	546
Fixed Rate	92	4,962,060.00	48.09%	11.631	267	80.49	537
Fixed Rate 30/15 Balloon	15	626,487.82	6.07%	12.405	114	71.92	548
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	142	10,318,309.85	100.00%	10.712	292	81.14	544
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	79	5,030,237.27	48.75%	10.959	287	79.08	541
Prepay Penalty: 12 months	1	26,411.00	0.26%	12.990	266	70.00	527
Prepay Penalty: 24 months	5	1,056,428.03	10.24%	8.330	352	87.23	579
Prepay Penalty: 36 months	20	2,085,621.66	20.21%	10.413	319	83.32	540
Prepay Penalty: 48 months	1	66,373.41	0.64%	9.900	291	84.00	551
Prepay Penalty: 60 months	36	2,053,238.48	19.90%	11.634	247	80.90	539
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	136	10,111,152.65	97.99%	10.684	292	81.18	544
Second Lien	6	207,157.20	2.01%	12.058	282	79.34	558
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	127	9,358,938.53	90.70%	10.641	292	82.11	544
No Income Verification	15	959,371.32	9.30%	11.407	296	71.67	552
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	109	7,399,764.65	71.71%	10.901	288	80.53	541
Purchase	12	1,540,105.27	14.93%	9.401	334	81.79	558
Rate/Term Refinance	21	1,378,439.93	13.36%	11.165	266	83.71	546
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Manufactured Housing	1	40,773.43	0.40%	11.700	110	81.30	514
PUD	6	1,069,101.83	10.36%	9.639	330	81.56	540
Single Family	133	8,709,792.53	84.41%	10.943	285	80.46	546
Townhouse	2	498,642.06	4.83%	8.890	350	92.09	536
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	2	39,948.13	0.39%	15.611	230	78.83	513
Primary	140	10,278,361.72	99.61%	10.693	292	81.15	545
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	3	251,561.81	2.44%	12.279	279	79.06	518
Arkansas	2	144,152.67	1.40%	10.649	281	79.94	540
California	1	200,797.59	1.95%	9.930	357	90.49	514
Colorado	1	232,000.00	2.25%	7.040	358	80.00	673
Connecticut	1	153,960.60	1.49%	7.050	352	75.49	568
Delaware	1	50,635.50	0.49%	11.750	126	58.43	551
Florida	9	1,570,810.22	15.22%	8.861	343	85.80	561
Georgia	9	619,466.00	6.00%	10.497	291	86.74	521
Illinois	1	55,622.36	0.54%	12.350	113	85.00	604
Indiana	4	334,883.70	3.25%	9.835	300	80.33	533
Iowa	1	41,163.39	0.40%	11.700	173	98.14	574
Kansas	1	49,186.76	0.48%	12.850	289	93.38	570
Kentucky	3	313,888.18	3.04%	10.338	319	86.85	567
Louisiana	6	263,211.97	2.55%	9.104	235	82.86	526
Maryland	1	77,877.17	0.75%	9.990	355	66.16	633
Massachusetts	1	255,070.34	2.47%	10.060	357	90.49	507
Michigan	5	350,058.96	3.39%	10.387	301	79.69	524
Minnesota	1	20,331.76	0.20%	14.990	292	73.60	507
Mississippi	9	451,572.76	4.38%	12.319	286	82.38	541
Missouri	6	329,654.94	3.19%	12.909	262	82.90	543
Nebraska	2	95,775.06	0.93%	10.849	239	86.37	574
New Jersey	1	80,000.00	0.78%	11.580	358	19.56	515
New York	2	233,919.56	2.27%	10.471	347	74.87	513
North Carolina	9	562,063.23	5.45%	12.342	220	80.34	548
Ohio	5	350,778.28	3.40%	11.704	321	77.77	552
Oklahoma	2	70,542.05	0.68%	12.030	235	81.59	573
Pennsylvania	11	360,734.19	3.50%	11.847	184	74.03	522
South Carolina	5	331,346.11	3.21%	11.340	218	81.50	571
Tennessee	8	428,595.94	4.15%	11.500	313	84.68	551
Texas	23	1,223,452.40	11.86%	12.640	259	78.06	514
Virginia	6	595,212.65	5.77%	8.497	324	75.94	559
Washington	2	219,983.70	2.13%	11.593	295	82.97	552
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.500 - 3.999	1	48,989.84	1.04%	8.875	267	80.00	486
4.500 - 4.999	1	153,960.60	3.26%	7.050	352	75.49	568
5.000 - 5.499	3	380,236.06	8.04%	7.525	341	73.17	640
5.500 - 5.999	3	409,078.53	8.65%	8.298	349	80.00	553
6.000 - 6.499	5	933,001.84	19.73%	8.394	343	82.88	552
6.500 - 6.999	4	340,998.29	7.21%	10.463	318	82.58	542
7.000 - 7.499	5	1,097,670.51	23.21%	9.566	350	89.68	548
7.500 - 7.999	4	735,166.50	15.54%	10.054	357	84.00	526
8.000 - 8.499	2	249,892.43	5.28%	11.266	337	83.37	577
8.500 - 8.999	1	62,566.65	1.32%	13.450	293	70.00	498
9.000 - 9.499	3	156,186.41	3.30%	12.706	322	84.56	523
9.500 - 9.999	1	30,785.88	0.65%	14.250	306	45.63	512
10.000 -10.499	2	131,228.49	2.77%	14.453	305	85.03	528
Total	35	4,729,762.03	100.00%	9.524	342	83.04	552

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
7.000 - 7.499	4	830,251.25	17.55%	7.228	355	76.04	586
7.500 - 7.999	1	248,000.00	5.24%	7.560	358	82.67	585
8.000 - 8.499	1	267,120.00	5.65%	8.110	358	80.00	596
8.500 - 8.999	7	1,107,831.43	23.42%	9.100	343	87.26	536
9.500 - 9.999	9	1,029,552.93	21.77%	10.559	333	84.99	550
10.000 -10.499	5	759,942.98	16.07%	10.332	355	83.42	536
10.500 -10.999	4	272,301.96	5.76%	13.208	313	83.52	529
11.000 -11.499	2	110,689.05	2.34%	11.494	265	86.21	508
11.500 -11.999	1	41,505.78	0.88%	11.750	287	85.00	510
13.000 -13.499	1	62,566.65	1.32%	13.450	293	70.00	498
Total	35	4,729,762.03	100.00%	9.524	342	83.04	552

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
14.000 -14.499	4	830,251.25	17.55%	7.228	355	76.04	586
14.500 -14.999	1	248,000.00	5.24%	7.560	358	82.67	585
15.000 -15.499	1	267,120.00	5.65%	8.110	358	80.00	596
15.500 -15.999	7	1,107,831.43	23.42%	9.100	343	87.26	536
16.500 -16.999	9	1,029,552.93	21.77%	10.559	333	84.99	550
17.000 -17.499	5	759,942.98	16.07%	10.332	355	83.42	536
17.500 -17.999	4	272,301.96	5.76%	13.208	313	83.52	529
18.000 -18.499	2	110,689.05	2.34%	11.494	265	86.21	508
18.500 -18.999	1	41,505.78	0.88%	11.750	287	85.00	510
20.000 -20.499	1	62,566.65	1.32%	13.450	293	70.00	498
Total	35	4,729,762.03	100.00%	9.524	342	83.04	552

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3	205,648.05	4.35%	12.146	289	76.94	546
2.000	12	804,050.12	17.00%	12.033	293	80.70	534
3.000	20	3,720,063.86	78.65%	8.836	356	83.88	556
Total	35	4,729,762.03	100.00%	9.524	342	83.04	552

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	16	1,075,215.38	22.73%	12.152	293	80.54	537
1.500	19	3,654,546.65	77.27%	8.750	356	83.77	557
Total	35	4,729,762.03	100.00%	9.524	342	83.04	552

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/15/06	2	176,428.50	3.73%	12.199	301	80.23	569
09/15/06	1	41,942.06	0.89%	11.500	266	80.00	476
10/15/06	1	48,989.84	1.04%	8.875	267	80.00	486
11/01/06	1	56,745.33	1.20%	11.500	267	80.00	510
12/15/06	6	509,560.52	10.77%	12.749	304	81.78	538
01/01/07	1	41,505.78	0.88%	11.750	287	85.00	510
01/15/07	3	139,221.03	2.94%	12.709	285	75.91	514
02/01/07	1	60,822.32	1.29%	9.700	264	80.00	614
08/15/07	1	183,512.61	3.88%	8.600	349	90.90	532
09/15/07	1	87,413.74	1.85%	7.300	350	50.29	572
11/15/07	2	273,533.35	5.78%	7.741	352	74.28	538
03/15/08	1	356,876.91	7.55%	7.410	356	80.00	540
04/15/08	6	909,493.88	19.23%	9.767	357	89.01	533
05/15/08	7	1,636,207.60	34.59%	8.563	358	85.31	584
04/15/09	1	207,508.56	4.39%	10.150	357	75.49	511
Total	35	4,729,762.03	100.00%	9.524	342	83.04	552

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	30	3,930,692.26	38.09%	9.356	348	82.87	558
0.01 - 1,000.00	15	902,947.77	8.75%	9.890	301	77.36	524
1,000.01 - 2,000.00	17	812,362.17	7.87%	11.025	257	80.09	555
2,000.01 - 3,000.00	12	579,265.34	5.61%	11.225	262	78.68	547
3,000.01 - 4,000.00	16	765,147.49	7.42%	12.834	240	77.95	533
4,000.01 - 5,000.00	11	528,384.19	5.12%	11.766	233	79.48	523
5,000.01 - 6,000.00	12	711,305.83	6.89%	12.856	240	83.88	539
6,000.01 - 7,000.00	5	213,209.46	2.07%	12.096	180	72.59	523
7,000.01 - 8,000.00	6	384,095.44	3.72%	11.298	268	81.50	549
8,000.01 - 9,000.00	3	164,391.01	1.59%	11.519	261	83.16	543
9,000.01 - 10,000.00	1	46,770.36	0.45%	10.950	301	74.96	467
10,000.01 - 11,000.00	2	67,851.94	0.66%	10.869	230	73.69	531
11,000.01 - 12,000.00	3	222,016.66	2.15%	11.244	271	86.22	559
14,000.01 - 15,000.00	2	184,214.93	1.79%	11.356	247	78.60	539
16,000.01 - 17,000.00	2	225,805.02	2.19%	12.131	302	80.12	547
17,000.01 - 18,000.00	1	109,594.11	1.06%	11.800	112	85.00	566
18,000.01 - 19,000.00	1	89,308.06	0.87%	13.990	289	70.00	495
20,000.01+	3	380,947.81	3.69%	11.161	284	87.79	506
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	8	551,835.39	5.35%	12.052	236	84.32	525
Not Bankruptcy	134	9,766,474.46	94.65%	10.636	295	80.96	546
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	133	10,090,104.29	97.79%	10.688	294	81.30	544
Section 32	9	228,205.56	2.21%	11.783	198	73.94	560
Total	142	10,318,309.85	100.00%	10.712	292	81.14	544